UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2023

SKYX PLATFORMS CORP.

(Exact name of Registrant as Specified in its Charter)

Florida	001-41276	46-3645414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 W. McNab Road

Pompano Beach, Florida 33069

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 759-7584

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	SKYX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The disclosure set forth under Item 2.01 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 28, 2023, SKYX Platforms Corp. (the “Company”) completed its previously announced acquisition (the “Closing”) of all of the issued and outstanding shares of Belami, Inc., a California corporation (“Belami”), in accordance with the terms and conditions of the previously announced Stock Purchase Agreement, dated February 6, 2023, between the Company and the stockholders of Belami (the “Sellers”), and the Amendment as described below.

The purchase price paid at the Closing consisted of $7,000,000 in cash (which excluded, among other things, $1.0 million released to the Sellers from escrow) and an aggregate of 1,923,285 shares of the Company’s common stock. At the Closing, $750,000 of the purchase price was deposited into an escrow account, which will be held for 15 months following the Closing as a source of recourse for claims the Company may have against the Sellers under the Stock Purchase Agreement. Prior to the Closing, Belami issued the following promissory notes to the Sellers, which will remain in place following the Closing and will be guaranteed by the Company: (i) promissory notes in an aggregate amount of $1.0 million, which have a 90-day term and an interest rate of 4.86% per annum (the “Closing Notes”); and (ii) promissory notes in the initial aggregate amount of $464,669 (the “Retained Earnings Notes”), which was equal to the difference between retained earnings, on the one hand, and the cash and Closing Notes distributed to the Sellers prior to the Closing, on the other hand, and which amount is subject to adjustment, which have a one-year term and an interest rate of 4.86% per annum.

The Company will also pay to the Sellers on the first anniversary of the Closing, or April 28, 2024, (i) $3,157,500 in cash and (ii) a number of shares of common stock equal to $5,639,446 divided by the average closing price per share of the common stock on The Nasdaq Stock Market LLC (“Nasdaq”) for the 20 trading days immediately preceding April 28, 2024, subject to a minimum price per share of $3.00 and a maximum price per share of $4.00. The deferred payment will be increased or decreased by the amount of a working capital adjustment, as provided for in the Stock Purchase Agreement, and will be subject to offset for indemnification claims. Any payment of the working capital adjustment by the Company will be paid one-third in cash and two-thirds in common stock, equal to such adjustment amount divided by the average closing price per share of common stock on Nasdaq for the 20 trading days immediately preceding the date of the post-closing adjustment, up to 100,000 shares of common stock (with any additional amount to be paid in cash).

Belami’s loan agreement with PNC Bank, National Association was repaid in full prior to the Closing.

In connection with the Closing, on April 28, 2023, the Company entered into the first amendment to the Stock Purchase Agreement (the “Amendment”). Among other things, the Amendment revised (i) the amount of closing consideration, deferred consideration, and pre-closing distribution payable to the Sellers, including providing for the Closing Notes, as described above, (ii) the definition of retained earnings and (iii) the number of equity awards issuable to certain employees and consultants of Belami, as described below.

In connection with the Closing, Belami, as a wholly-owned subsidiary of the Company, agreed to enter into employment agreements with certain employees of Belami. The Company also agreed to pay cash bonuses and to grant the following equity awards to certain employees and consultants of Belami: 735,375 restricted stock units, which will vest on April 28, 2024; 568,927 restricted shares, which will vest on the date of grant; up to 150,000 restricted stock units, which will vest in three equal annual installments on the anniversary of the grant date, beginning with the first anniversary of the grant date; and five-year options to purchase up to 150,000 shares of common stock, which will vest and become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. In each case, the equity grants are subject to the recommendation of the Compensation Committee of the Company’s Board of Directors and will be made under the Company’s equity incentive plans.

The above descriptions of the Stock Purchase Agreement, as amended by the Amendment, the Closing Notes and the Retained Earnings Notes do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Stock Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2023, and the full text of the Amendment, the Closing Notes, and the Retained Earnings Notes, copies of which are filed as Exhibit 2.2, Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 2.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth under Item 2.01 of this Current Report is incorporated by reference in this Item 3.02. The issuance of shares of common stock upon the Closing was deemed to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, including Regulation D and Rule 506 promulgated thereunder, as transactions by the Company not involving a public offering.

Forward-Looking Statements

Certain statements made in this Current Report and exhibits are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “can,” “could,” “continue,” “estimate,” “expect,” “evaluate,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “target” “view,” “will,” or “would,” or the negative thereof or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. These statements reflect the Company’s reasonable judgment with respect to future events and are subject to risks, uncertainties and other factors, many of which have outcomes difficult to predict and may be outside our control, that could cause actual results or outcomes to differ materially from those in the forward-looking statements. Such risks and uncertainties include risks arising from the diversion of management’s attention from the Company’s ongoing business operations, risks that the acquisition disrupts current plans and operations of the Company or Belami and potential difficulties in Company or Belami employee retention as a result of the acquisition, and the ability to implement business plans, forecasts and other expectations after Closing, realize the intended benefits of the acquisition, and identify and realize additional opportunities following the acquisition, as well as the other risks and uncertainties identified in filings by the Company with the SEC, including its periodic reports on Form 10-K and Form 10-Q. Investors should not rely on the financial information regarding Belami, including the revenue numbers for 2022, or any pro formas filed by the Company, as indicative of any future performance. Future performance could differ in material ways. Investors should expect quarter-to-quarter and year-to-year fluctuations. Any forward-looking statement speaks only as of the date of this Current Report, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. federal securities laws.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, it will be filed with the SEC by amendment to this Current Report no later than 71 days after the date on which this Current Report is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed with the SEC by amendment to this Current Report no later than 71 days after the date on which this Current Report is required to be filed.

(d) Exhibits

Exhibit Number	Description
2.1*	Stock Purchase Agreement, dated February 6, 2023, by and among SKYX Platforms Corp. and Mihran Berejikian, Nancy Berejikian, and Michael Lack (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 7, 2023).
2.2*	First Amendment to Stock Purchase Agreement, dated April 28, 2023, by and among SKYX Platforms Corp. and Mihran Berejikian, Nancy Berejikian, and Michael Lack.
10.1	Form of Closing Promissory Note, dated April 26, 2023.
10.2	Form of Retained Earnings Promissory Note, dated April 26, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYX PLATFORMS CORP.

Date: May 1, 2023	By:	/s/ John P. Campi
	Name:	John P. Campi
	Title:	Chief Executive Officer